UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934 (Amendment No. ___________)

Check the appropriate box:

☒  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

NOVORI INC.

(Name of Registrant As Specified in Its Charter)

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(4) Proposed maximum aggregate value of transaction: __________

(5) Total fee paid: __________

☐ Fee paid previously with preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOVORI INC.
5550 152nd Street, Suite 206,
Surrey, British Columbia, Canada VTS 5J9
(778) 571-0880

October 23, 2008

Dear Stockholder;

This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the “Common Stock”) of Novori Inc. (the “Company”). We are sending you this Information Statement to inform you that on October 23, 2008, the Board of Directors of the Company unanimously adopted the following resolutions:

1.
To seek stockholder approval to amend the Company’s Certificate of Incorporation to effect a reverse split of the Company’s Common Stock at a ratio of one new share for every twenty shares of issued and outstanding Common Stock (“one-for-twenty ratio”); and

2.
To seek stockholder approval to amend the Company’s Articles of Incorporation to increase the authorized capital of the Company from 120,000,000 shares to 170,000,000 shares comprising 150,000,000 shares of Common Stock par value $.0001 and 20,000,000 shares of preferred stock par value $.0001.

As of October 23, 2008, pursuant to the By-Laws of the Company and applicable Delaware law, certain stockholders of the Company (identified in the section entitled “Voting Securities and Principal Holders Thereof”) holding 19,000,000 shares of Common Stock, representing approximately 54.8% of the total issued and outstanding Common Stock, and all of the stockholders of the Company’s series A convertible preferred stock, par value $.0001 (the  “Series A Preferred Stock”), voting separately as a class, resolved to authorize the Board of Directors (1) to amend the Company’s Articles of Incorporation to increase the Company’s authorized capital to 170,000,000 shares comprising 150,000,000 shares of Common Stock par value $.0001 per share and 20,000,000 shares of Series A Preferred Stock par value $.0001 per share; and (2) in its sole discretion, to effect a reverse split of the Company’s Common Stock based upon a ratio of one-for-twenty shares at any time prior to September 30, 2009.

Notwithstanding approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine not to effect, and to abandon, the reverse split without further action by the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by shareholders holding a majority in interest of all the issued and outstanding shares of the Company’s Common Stock and all of stockholders of the Company’s Series A Preferred Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about November 10, 2008 to stockholders of record on October 23, 2008 (the "Record Date").

/s/ Harold Schaffrick Harold Schaffrick, President

NOVORI INC.
5550 152nd Street, Suite 206,
Surrey, British Columbia, Canada VTS 5J9
(778) 571-0880

October 27, 2008

____________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

____________________________

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and applicable Delaware law. No additional action will be undertaken by the Company with respect to the receipt of written consents.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $3,000.00, will be paid by the Company.

APPROXIMATE DATE OF MAILING: November 10, 2008.

BACKGROUND

Novori Inc. (the “Company”) was incorporated in the State of Delaware on July 26, 2004. The Company is in the business of selling loose diamonds and fine jewelry to customers via the Internet. It hand crafts and professionally finishes all of its jewelry designs. Its website www.novori.com showcases thousands of loose diamonds and hundreds of handcrafted designs. It allows customers to create their own engagement rings by using online tools to mix and match diamonds and settings until they create the perfect ring. The Company’s database changes nightly and contains approximately 50,000 diamonds from over 140 diamond suppliers.

The Company has not been profitable for the last two fiscal years, relying on debt and equity financing to fund its capital resource requirements. Although it expects to increase sales of its products during the following fiscal year, the increase in revenues will not be sufficient to sustain its operations, fund planned product development and to repay the Company’s debt. Given the current financial situation, the Company needs to either raise money for its current operations or find a reverse merger candidate. In order to facilitate such a transaction, the Company’s Board of Directors believes that the proposed increase in authorized capital and reverse stock split is beneficial to the Company because it provides the Company with the flexibility it needs to attract a transaction or to raise capital. The Board also requires the flexibility to adjust the number of issued and outstanding shares of the Company’s Common Stock to meet the requirements of a prospective transaction. At this time, the Company does not have any commitments with respect to any prospective transaction. The Board of Directors believes that it is in the best interest of the Company’s stockholders and the Company for the Board to have the authority to increase the Company’s authorized capital and to effect a reverse stock split of Common Stock in order to make the Company more attractive for a potential business combination. The Board of Directors intends to implement the increase in the Company’s authorized capital twenty days following the mailing of this Information Statement to the Company’s stockholders and would effect a reverse stock split only upon its determination that a reverse stock split would be in the best interests of the stockholders at that time. The Board of Directors would set the specific timing for such a split within the authority granted by the stockholders.

NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Delaware General Corporate Law when an action has been approved by written consent by holder of a majority of the outstanding shares of Common Stock. This Information Statement is first being mailed on or about November 10, 2008, to holders of record of the Company’s Common Stock as of the Record Date set for October 23, 2008. As of the Record Date, we had 34,663,602 shares of Common Stock, issued and outstanding; and 19,000,000 shares of Preferred Stock, issued and outstanding.

DISSENTERS’ RIGHTS

No additional action will be undertaken by the Company with respect to the receipt of written consents, no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Delaware General Corporation Law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of October 23, 2008, certain information concerning beneficial ownership of the Company's Common Stock and Series A Preferred Stock by (i) each person known to the Company to own 5% or more of Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Harold Schaffrick (3) Suite 105-5450 152nd St, Surrey, BC V3S 5J9	common	9,500,000	27.4
	preferred	9,500,000	50
Mark Neild (4) Suite 105-5450 152nd St. Surrey, BC V3S 5J9	common	9,500,000	27.4
	preferred	9,500,000	50
All Officers and Directors as a Group (2 persons)	common	19,000,000	54.8%
	preferred	19,000,000	100%

(1)
The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 34,663,398 issued and outstanding shares of Common Stock and 19,000,000 issued and outstanding shares of Series A Convertible Preferred Stock as of October 23, 2008.
(3)	Harold Schaffrick is a director, President and Chief Executive Officer of the Company.
(4)	Mark Neild is a director and Chief Financial Officer of the Company.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY

The Board of Directors has approved and adopted a resolution amending Article 1 of the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 100,000,000 to 150,000,000 (the "Increase of Authorized Common Stock Amendment"). Stockholders of a majority of the outstanding shares of Common Stock, and all of the stockholders of the Series A Preferred Stock, voting separately as a class, entitled to vote, approved and authorized the amendment by written consent on October 23, 2008.

Effect of the Increase in the Authorized Common Stock

The increase in the authorized Common Stock shall have the effect of improving the Company’s ability to raise capital by issuing capital stock under future financing transaction, if any. Further, although the Company currently has no plans to issue the additional shares, its management believed it prudent to have the additional shares authorized pursuant to the Increase of Authorized Common Stock Amendment as consideration for potential acquisitions or business combinations by the Company. The Company may also issue the additional shares in capital-raising transactions in the future.

The effective increase in the number of authorized, unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. The management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the stockholders. In addition, certain provisions of the Delaware General Corporation Law, as embodied in the Company’s certificate of incorporation, could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

There are no preemptive rights with respect to the Company’s Common Stock. The additional authorized shares of Common Stock would have the identical powers, preferences and rights as the shares of Common Stock now authorized.

Vote Required for Approval

The Board of Directors believes that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the Company's Common Stock from 100,000,000 to 150,000,000 shares and has directed that the Increase of Authorized Common Stock Amendment be submitted for stockholder approval.  The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal is required for approval of the proposal to change the name of the Company.  On October 23, 2008, this proposal was authorized by the Company’s Common Stock holders and Series A Preferred Stock holders voting separately as a class.

APPROVAL TO EFFECT A 1-FOR-20 REVERSE STOCK SPLIT

The Board of Directors has unanimously approved and adopted a resolution to effect the reverse split of the Company’s Common Stock at a ratio of one new share for every twenty existing shares of the Company’s issued and outstanding Common Stock (the "Reverse Stock Split").

The intent of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding and to increase the marketability and liquidity of the Common Stock.  The Reverse Stock Split will be effected unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its stockholders.  Although the Board of Directors believes as of the date of this Information Statement that the Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time prior to filing the proposed Reverse Stock Split amendment.

Purposes of the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding.  The Board of Directors believes that the total number of shares outstanding is disproportionately large relative to the Company's present market capitalization.

The shares of Common Stock of the Company are currently trading on the OTCBB under the stock symbol “NOVO.OB”.  During the past 12 Months, there have been no consistently active market makers and trading volume has been light.

The Board of Directors believes the Increase of Authorized Common Stock and the Reverse Stock Split are all desirable changes to better position the Company to effect a potential reverse merger with a privately held company. There can be no assurances, however, that the foregoing effects will occur or that the market price of Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that a suitable reverse merger partner can be timely located, or that a suitable transaction can be successfully negotiated or completed.

Effect of the Reverse Stock Split

Unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its stockholders, the Reverse Stock Split would become effective as of the date of such filing (the "Effective Time").  Without any further action on the part of the Company or the holders of Common Stock, the shares of Common Stock held by stockholders of record as of the Reverse Stock Split date (proposed to be November 30, 2008) would be converted at the Effective Time into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares divided by twenty. Consummation of the Reverse Stock Split will have no material federal tax consequences to stockholders.

As of the Effective Time on the Reverse Stock Split date, each share of Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock") will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests described below.  Shortly after the Reverse Stock Split date, the Company will send transmittal forms to the holders of Old Common Stock to be used in forwarding their certificates formerly representing Old Common Stock for surrender and exchange for (i) certificates representing shares of New Common Stock, and (ii) scrip in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled.

No certificates or cash representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company.

The Reverse Stock Split will not affect any continuing stockholder's percentage ownership interest in the Company or proportional voting power.  The shares of Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and non-assessable.  The voting rights and other privileges of the continuing holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

As of the Record Date, the number of issued and outstanding shares of Common Stock was 34,663,398.  Based upon the Company's best estimates, the aggregate number of shares of Common Stock that would be issued and outstanding after the Reverse Stock Split becomes effective, would be approximately 1,733,170.

The holders of Series A Preferred Stock of the Company have conversion rights with respect to their preferred shares in accordance with the Company’s Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on June 19, 2007. The conversion rights allow the holders of Series A Preferred Stock to have their preferred shares converted into fully paid and non-assessable shares of Common Stock after June 12, 2009 at a rate of one common share for one preferred share. In an event of a reverse stock split, the holders of Series A Preferred Stock become entitled to receive upon conversion of their preferred shares the number of stock to which a holder of shares of Common Stock deliverable upon conversion would have been entitled in the event of the split. Specifically, in the result of the Reverse Stock Split, the holders of Series A Preferred Stock shall be entitled to convert at a rate of twenty preferred shares for one share of Common Stock.

Certain Risk Factors Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of Common Stock (the aggregate value of all Company’s Common Stock at the then market price) after the proposed Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed Reverse Stock Split or that the per share market price of the Company's Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of the Company's Common Stock outstanding before the Reverse Stock Split.

If the Reverse Stock Split is effected, the resulting per-share stock price may not attract or satisfy potential acquisition targets and there is no guarantee that any transaction will be effected.

A decline in the market price of the Company's Common Stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company's Common Stock could be adversely affected following such a reverse stock split.

Effect on Fractional Stockholders

All fractional interests resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

Potential Anti-Takeover Effect

The resolution being adopted and the amendment have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board of Directors, including a transaction that may be favored by a majority of the Company’s stockholders or in which the stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or to propose or complete a tender offer or business combination involving the Company and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

In addition, the Delaware General Corporation Law prohibits certain mergers, consolidations, sales of assets or similar transactions between a corporation on the one hand and another company which is, or is an affiliate of, a beneficial holder of 15% or more of that corporation's voting power (defined as an "Interested Stockholder") for three years after the acquisition of the voting power, unless the acquisition of the voting power was approved beforehand by the corporation's Board of Directors or the transaction is approved by a majority of such corporation's stockholders (excluding the Interested Stockholder). These provisions prohibiting Interested Stockholder transactions could also preserve management's control of the Company.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the amendment is not in response to any effort of which we are aware to accumulate the shares of the Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Procedure for Effecting Reverse Stock Split

If the Board of Directors decides to implement the Reverse Stock Split at any time prior to September 30, 2009, the Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "Effective Date." Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this Information Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split.

Federal Tax Consequences

There are no tax consequences to the Increase of Authorized Common Stock or the Reverse Stock Split proposal.

However, this information regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Services or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Exchange of Stock Certificates

The Company is requiring a mandatory exchange of share certificates.  Stockholders, may, if they wish, transmit the certificates representing shares of old Common Stock to the Company's transfer agent, Island Stock Transfer of 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701, telephone (727) 289-0010 in exchange for certificates representing the appropriate number of whole shares of New Common Stock.  Service charges may be payable by holders of shares of Common Stock in connection with the exchange of certificates.

Interest of Certain Persons in or in Opposition to Matters to Be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock.

FORWARD-LOOKING STATEMENTS

This Information Statement contains "forward-looking statements," which represent the Company’s expectations or beliefs, including, but not limited to, statements concerning industry performance and the Company’s results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words "may," "will," "expect," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology.

Any statements contained in this Information Statement that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond the Company’s control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. The Company does not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which the Company files reports and other information with the Securities Exchange Commission. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

The Company’s Annual Report on Form 10-K for the year ended May 31, 2008, including audited financial statements as of that date, and the latest quarterly report on Form 10-Q, for the quarter ended August 31, 2008, are available from the Company on request or can be accessed through the SEC internet web site.

All information concerning the Company contained in this Information Statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by the Company or any other person.

The Company has not authorized anyone to give any information or make any representation about the Company that is different from, or in addition to, that contained in this Information Statement. Therefore, if anyone gives you such information, you should not rely on it. This Information Statement is dated October 27, 2008. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

DOCUMENTS INCORPORATED BY REFERENCE

The Company’s Quarterly report on Form 10-Q for the period ended August 31, 2008 and the Annual report on Form 10-K for the year ended May 31, 2008 is hereby incorporated by reference.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT CONSENTED TO THE ACTIONS DECRIBED HEREIN OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO CONSENT TO THESE ACTIONS UNDER THE DELAWARE GENERAL CORPORATION LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS OF NOVORI INC.

October 27, 2008

_____________________
Harold Schaffrick
President and CEO

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Novori Inc. held on October 23, 2008, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and consent of stockholders of said corporation in lieu of a meeting of the stockholders approving the proposed amendment was received, pursuant to section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article so that, as amended, said Article shall be and read as follows:

“The total number of shares of stock which this corporation is authorized to issue is: 150,000,000 shares of common stock with a par value of ($.0001), and 20,000,000 shares of preferred stock with a par value of ($.0001).”

and the following paragraphs shall be inserted following the current text of the Fourth Article:

“Upon the filing of this amendment with the office of the Secretary of the State of Delaware (the “Effective Date”) each 20 shares of common stock then issued, which are the only voting securities of the corporation issued and outstanding, shall be automatically reclassified into one share of common stock. All fractional interests in shares shall be rounded up to the nearest whole share.

From and after the Effective Date, the amount of capital represented by the common stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. Each Share of common stock shall continue to have a par value of ($.0001) after the reverse Stock Split.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of the Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __________ day of October, 2008.

By:__________________
Title: Director
Name: Harold Schaffrick